As filed with the Securities and Exchange Commission on December 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADIAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	82-3074668
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Adial Pharmaceuticals, Inc.

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

(434) 422-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

William B. Stilley, III

President and Chief Executive Officer

Adial Pharmaceuticals, Inc.

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901 (434) 422-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Patrick J. Egan, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, NY 10174

Telephone: (212) 907-6457

Facsimile: (212) 208-4657

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (4)
Common stock, par value $0.001 per share	2,842,198	$1.98	$5,627,552.04	$613.97

(1)

All of the shares of common stock offered hereby are for the account of the selling stockholder named herein. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of common stock outstanding.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of using the average of the high and low prices of the registrant’s common stock as reported on Nasdaq Capital Market (“Nasdaq”) on December 2, 2020, which was approximately $1.98 per share.

(3)	The proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such common stock.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00010910.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED December 4, 2020

Up to 2,842,198 Shares of

Common Stock

This prospectus relates to the offering and resale by Keystone Capital Partners, LLC (“Keystone Capital” or the “Selling Stockholder”) of up to 2,842,198 shares of our common stock, par value $0.001 per share, which includes 175,000 shares of our common stock issued to the Selling Stockholder as commitment shares (the “Commitment Shares”).

The shares of common stock being offered by the Selling Stockholder have been or may be issued and sold to the Selling Stockholder pursuant to the common stock purchase agreement, dated November 18, 2020, that we entered into with Keystone Capital (the “Purchase Agreement”).  See “The Keystone Capital Transaction” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding Keystone Capital. The prices at which Keystone Capital may resell the shares offered hereby will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. However, we may receive proceeds of up to $15 million from the sale of our common stock to the Selling Stockholder pursuant to the Purchase Agreement, once the registration statement that includes this prospectus is declared effective.

The Selling Stockholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock and the warrants issued in our initial public offering are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ADIL” and “ADILW.” On December 2, 2020, the last reported sale price on Nasdaq of our common stock was $1.99 per share and the last reported sale price on Nasdaq of our warrants was $0.358 per warrant.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, elect to comply with certain reduced public company reporting requirements for future filings.

You should read this prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest in any of our securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2020

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The Selling Stockholder may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

In this prospectus, the “Company,” “we,” “us,” “our” and “Adial” refer to Adial Pharmaceuticals, Inc.

i

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. The Company is ultimately responsible for all disclosure included in this prospectus.

The Selling Stockholder is offering the shares of our common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the shares of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under which the Selling Stockholder may offer from time to time securities described herein in one or more offerings. If required, each time the Selling Stockholder offers shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) entitled “Business,” and in the 2019 Form 10-K and the Quarterly Reports on Form 10-Q for the quarters ended September 30, June 30, 2020, and March 31, 2020 entitled “Risk Factor” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	the extent to which our business may be adversely affected by the recent COVID-19 outbreak;

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our need to raise substantial additional capital to fund our operations;

●	the success, cost and timing of our clinical trials;

●	our dependence on third parties in the conduct of our clinical trials;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our product candidates;

●	the potential that results of preclinical and clinical trials indicate our current product candidates or any future product candidates we may seek to develop are unsafe or ineffective;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our current product candidates;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing therapies and products that are or become available;

●	ability to sell shares of common stock to Keystone Capital pursuant to the terms of the Purchase Agreement and our ability to register and maintain the registration of the shares issued and issuable thereunder;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our product candidates;

●	market acceptance of our product candidates, the size and growth of the potential markets for our current product candidates and any future product candidates we may seek to develop, and our ability to serve those markets; and

●	the successful development of our commercialization capabilities, including sales and marketing capabilities.

Our current product candidates are undergoing clinical development and have not been approved by the Food and Drug Administration (“FDA”) or the European Commission. These product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authorities nor marketed anywhere in the world.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes that are incorporated by reference into this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Adial” and the “Company” refer to Adial Pharmaceuticals, Inc. Except as disclosed in the prospectus, the financial statements and selected historical financial data and other financial information included in, or incorporated by reference into, this prospectus are those of Adial Pharmaceuticals, Inc.

Overview

We are a clinical-stage biopharmaceutical company currently focused on the development of a therapeutic agent for the treatment of alcohol use disorder (“AUD”) using our lead investigational new drug product, AD04, a selective serotonin-3 antagonist (a “5-HT3 antagonist”). The active ingredient in AD04 is ondansetron, which is also the active ingredient in Zofran®, an approved drug for treating nausea and emesis. AUD is characterized by an urge to consume alcohol and an inability to control the levels of consumption. We have commenced a Phase 3 clinical trial using AD04 for the potential treatment of AUD in subjects with certain target genotypes. We believe our approach is unique in that it targets the serotonin system and individualizes the treatment of AUD, through the use of genetic screening (i.e., a companion diagnostic genetic biomarker). We have created an investigational companion diagnostic biomarker test for the genetic screening of patients with certain biomarkers that, as reported in the American Journal of Psychiatry (Johnson, et. al. 2011 & 2013), we believe will benefit from treatment with AD04. Our strategy is to integrate the pre-treatment genetic screening into AD04’s label to create a patient-specific treatment in one integrated therapeutic offering. Our goal is to develop a genetically targeted, effective and safe product candidate to treat AUD by reducing or eliminating the patients’ consumption of alcohol. We are also exploring expanding or portfolio in the field of addiction.

We have a worldwide, exclusive license from the University of Virginia Patent Foundation (d.b.a the Licensing & Venture Group) (“UVA LVG”), which is the licensing arm of the University of Virginia, to commercialize our investigational drug candidate, AD04, subject to FDA approval of the product, based upon three separate patent application families, with patents issued in over 40 jurisdictions, including three issued patents in the U.S. Our investigational agent has been used in several investigator-sponsored trials and we possess or have rights to use toxicology, pharmacokinetic and other preclinical and clinical data that supports our Phase 3 clinical trial. Our therapeutic agent was the product candidate used in a University of Virginia investigator sponsored Phase 2b clinical trial of 283 patients. In this Phase 2b clinical trial, ultra-low dose ondansetron, the active pharmaceutical agent in AD04, showed a statistically significant difference between ondansetron and placebo for both the primary endpoint and secondary endpoint, which were reduction in severity of drinking measured in drinks per drinking day (1.71 drinks/drinking day; p=0.0042), and reduction in frequency of drinking measured in days of abstinence/no drinking (11.56%; p=0.0352), respectively. Additionally, and importantly, the Phase 2b results showed a significant decrease in the percentage of heavy drinking days (11.08%; p=0.0445) with a “heavy drinking day” defined as a day with four (4) or more alcoholic drinks for women or five (5) or more alcoholic drinks for men consumed in the same day.

The active pharmaceutical agent in AD04, our lead investigational new drug product, is ondansetron (the active ingredient in Zofran®), which was granted FDA approval in 1991 for nausea and vomiting post-operatively and after chemotherapy or radiation treatment and is now commercially available in generic form. In studies of Zofran®, conducted as part of its FDA review process, ondansetron was given acutely at dosages up to almost 100 times the dosage expected to be formulated in AD04 with the highest doses of Zofran® given intravenously (“i.v.”), which results in approximately 160% of the exposure level as oral dosing. Even at high doses given i.v. the studies found that ondansetron is well-tolerated and results in few adverse side effects at the currently marketed doses, which reach more than 80 times the AD04 dose and are given i.v. The formulation dosage of ondansetron used in our drug candidate in our Phase 3 clinical trial has the potential advantage that it contains a much lower concentration of ondansetron than the generic formulation/dosage that has been used in prior clinical trials, is dosed orally, and is available with use of a companion diagnostic genetic biomarker. Our development plan for AD04 is designed to demonstrate both the efficacy of AD04 in the genetically targeted population and the safety of ondansetron when administered chronically at the AD04 dosage. However, to the best of our knowledge, no comprehensive clinical study has been performed to date that has evaluated the safety profile of ondansetron at any dosage for long-term use as anticipated in our Phase 3 clinical trial.

According to the National Institute of Alcohol Abuse and Alcoholism (the “NIAAA”) and the Journal of the American Medical Association (“JAMA”), in the United States alone, approximately 35 million people each year have AUD (such number is based upon the 2012 data provided in Grant et. al. the JAMA 2015 publication and has been adjusted to reflect a compound annual growth rate of 1.13%, which is the growth rate reported by U.S. Census Bureau for the general adult population from 2012-2017), resulting in significant health, social and financial costs with excessive alcohol use being the third leading cause of preventable death and is responsible for 31% of driving fatalities in the United States (NIAAA Alcohol Facts & Statistics). AUD contributes to over 200 different diseases and 10% of children live with a person that has an alcohol problem. According to the American Society of Clinical Oncologists, 5-6% of new cancers and cancer deaths globally are directly attributable to alcohol. And, The Lancet published that alcohol is the leading cause of death in people ages 15-49 globally. The Centers for Disease Control (the “CDC”) has reported that AUD costs the U.S. economy about $250 billion annually, with heavy drinking accounting for greater than 75% of the social and health related costs. Despite this, according to the article in the JAMA 2015 publication, only 7.7% of patients (i.e., approximately 2.7 million people) with AUD are estimated to have been treated in any way and only 3.6% by a physician (i.e., approximately 1.3 million people). In addition, according to the JAMA 2017 publication, the problem in the United States appears to be growing with almost a 50% increase in AUD prevalence between 2002 and 2013.

AUD is characterized by an urge to consume alcohol and an inability to control the levels of consumption. Until the publication of the fifth revision of the Diagnostic and Statistical Manual of Mental Disorders in 2013 (the “DSM-5”), AUD was broken into “alcohol dependence” and “alcohol abuse.” More broadly, overdrinking due to the inability to moderate drinking is called alcohol addiction and is often called “alcoholism,” sometimes pejoratively.

Since ondansetron is already manufactured for generic sale, the active ingredient for AD04 is readily available from several manufacturers, and we have contracted with a U.S. manufacturer to acquire ondansetron at a cost expected to be under $0.01 per dose. Clinical trial material (“CTM”) has already been manufactured for the initial Phase 3 trial. The CTM has demonstrated good stability after four years with the stability studies to date.

We have also developed the manufacturing process at a third-party vendor to produce tablets at what we expect will serve for commercial scale production, also at a cost expected to be less than $0.01 per dose. A proprietary packaging process has been developed, which appears to extend the stability of the drug product. Packaging costs are expected to be less than $0.05 per dose. We do not have a written commitment for supply of either the tablets or the packaging and believe that alternative suppliers are available to whom we can transfer the processes that have been developed.

Methods for the companion diagnostic genetic test have been developed as a blood test, and we established the test with a U.S. third-party vendor capable of supporting a Phase 3 clinical trial. Additionally, we have built validation and possible approval of the companion diagnostic into the Phase 3 program, including that we plan to store blood samples for all patients in the event additional genetic testing is required by regulatory authorities. Methods are intended to be transferred to third-party vendors in Europe for conduct of the ongoing initial Phase 3 trial.

Ultimately, we plan to explore the development of AD04 in other addiction-related indications (e.g., opioid use disorder, other drug addictions, obesity, smoking cessation, eating disorders and anxiety) and to build out our product portfolio with the intent that product portfolio expansions will be focused on promising addiction therapies. Our vision is to create the world’s leading addiction related pharmaceutical company.

The ongoing Covid-19 pandemic risks delay to our development efforts, disruption to our business operations, and other economic injuries. We may be eligible for a variety of United State Federal government loans, some forgivable, to help support our operations during the pandemic. We have not, at this time, received any such funding, but may in the future.

Corporate Information

ADial Pharmaceuticals, L.L.C. was formed as a Virginia limited liability company in November 2010. ADial Pharmaceuticals, L.L.C. converted from a Virginia limited liability company into a Virginia corporation on October 3, 2017, and reincorporated in Delaware on October 11, 2017 by merging the Virginia corporation with and into Adial Pharmaceuticals, Inc., a Delaware corporation that was incorporated on October 5, 2017 as a wholly owned subsidiary of the Virginia corporation. We refer to this as the corporate conversion/reincorporation. In connection with the corporate conversion/reincorporation, each unit of ADial Pharmaceuticals, L.L.C. was first converted into shares of common stock of the Virginia corporation and then converted into shares of common stock of Adial Pharmaceuticals, Inc., the members of ADial Pharmaceuticals, L.L.C. became stockholders of Adial Pharmaceuticals, Inc. and Adial Pharmaceuticals, Inc. succeeded to the business of ADial Pharmaceuticals, L.L.C.

Our principal executive offices are located at 1180 Seminole Trail, Suite 495, Charlottesville, VA 22901, and our telephone number is (434) 422-9800. Our website address is www.adialpharma.com. Information contained in our website does not form part of the prospectus and is intended for informational purposes only. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Emerging Growth Company

We are an emerging growth company under the JOBS ACT, which was enacted in April 2012. We shall continue to be deemed an emerging growth company until the earliest of:

(i)	the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more;

(ii)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

(iii)	the date on which we have issued more than $1.0 billion in non-convertible debt, during the previous 3-year period, issued; or

(iv)	the date on which we are deemed to be a large accelerated filer.

As an emerging growth company, we are subject to reduced public company reporting requirements and are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires the shareholder approval, on an advisory basis, of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our 2019 Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 as filed with the SEC on May 14, 2020, June 30, 2020 as filed with the SEC on August 13, 2020, and September 30, 2020 as filed with the SEC on November 13, 2020 and our Current Reports on Form 8-K as filed with the SEC, as described in the section entitled “Incorporation of Documents by Reference” in this prospectus.

Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business and this offering include:

●	We have incurred net losses every year and quarter since our inception and anticipate that we will continue to incur net losses in the future.

●	There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations.

●	The coronavirus pandemic could adversely impact our business, including our clinical trials.

●	Global health crises may adversely affect our planned operations.
●

All of our current data for our lead product candidate are the result of Phase 2 clinical trials conducted by third parties and do not necessarily provide sufficient evidence that our products are viable as potential pharmaceutical products.

●	Our lead investigational product, AD04, is dependent on a successful development, approval, and commercialization of a genetic test, which is expected to be classified as a companion diagnostic.

●	Our clinical trials may fail to demonstrate adequately the safety and efficacy of AD04 or any future product candidates, which would likely prevent or delay regulatory approval and commercialization.
●	If we do not obtain the necessary regulatory approvals in the United States and/or other countries, we will not be able to sell our product candidates.
●

The issuance of common stock to the Selling Stockholder may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholder could cause the price of our common stock to decline.

●	We have never paid dividends and have no plans to pay dividends on our common stock in the future.

Summary of The Keystone Capital Transaction

On November 18, 2020, we entered into a purchase agreement (the “Purchase Agreement”) and a registration agreement (the “Registration Rights Agreement”) with Keystone Capital. Pursuant to the Purchase Agreement, we have the right to sell Keystone Capital the lesser of (i) $15,000,000 in shares of our common stock and (ii) the number of shares of common stock equal to the Exchange Cap (as defined below), subject to certain limitations and conditions set forth in the Purchase Agreement. We have filed the registration statement that includes this prospectus in accordance with our obligations under the Registration Rights Agreement.

Upon the satisfaction of the conditions in the Purchase Agreement, including that a registration statement that we agreed to file with the SEC pursuant to the Registration Rights Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC (such event, the “Commencement”), we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the Commencement, to direct Keystone Capital to purchase up to a fixed maximum amount of shares of common stock as set forth in the Purchase Agreement on any trading day, so long as the conditions for delivery of a Fixed Purchase notice set forth in the Purchase Agreement have been satisfied; provided, that Keystone Capital’s maximum commitment under any single fixed purchase will not exceed $500,000. In addition to the conditions described elsewhere in this prospectus, we may direct Keystone Capital to purchase shares in a Fixed Purchase on any trading day, so long as (i) the applicable Fixed Purchase price per share for such Fixed Purchase, calculated as of the applicable purchase date for such Fixed Purchase, is not less than $1.00 (subject to adjustment as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring after the date of the Purchase Agreement), (ii) at least two (2) trading days have elapsed since the most recent prior Fixed Purchase notice was delivered to Keystone Capital and (iii) we have delivered and Keystone Capital has received all shares of common stock purchased in all prior Fixed Purchases in accordance with the terms of the Purchase Agreement.

The purchase price of the shares of our common stock that may be sold to Keystone Capital under the Purchase Agreement will be based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Specifically, the purchase price per share of the common stock that may be sold to Keystone Capital under the Purchase Agreement in such fixed purchases equals ninety percent (90%) of the arithmetic average of the closing sale prices for the Common Stock during the five (5) consecutive trading-day period ending on the fixed purchase date for the fixed purchase, so long as the common stock is listed on The Nasdaq Capital Market or any nationally recognized successor thereto (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Purchase Agreement). There is no upper limit on the price per share that Keystone Capital could be obligated to pay for the common stock under the Purchase Agreement.

From and after Commencement, we will control the timing and amount of any sales of our common stock to Keystone Capital. Actual sales of shares of our common stock to Keystone Capital under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the common stock and determinations by us as to the appropriate sources of funding for our company and our operations.

Under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue more than 2,842,198 shares of our common stock (including the 175,000 Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), to Keystone Capital under the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of common stock to Keystone Capital under the Purchase Agreement equals or exceeds $1.8222, which represents the lower of (i) the Nasdaq official closing price immediately preceding the execution of the Purchase Agreement and (ii) the average of the five Nasdaq official closing prices for the common stock immediately preceding the execution of the Purchase Agreement, plus an incremental amount such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq. The Company has also limited the aggregate number of shares of common stock reserved for issuance under the Purchase Agreement to 15,000,000 shares without subsequent approval from our board of directors.

In all instances, we may not sell shares of our common stock to Keystone Capital under the Purchase Agreement if it would result in Keystone Capital beneficially owning more than 4.99% of the common stock (the “Beneficial Ownership Cap”).

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares to Keystone Capital. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for strategic opportunities, increasing the staff and capabilities of the Company, working capital and other general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement, and as more specifically described in the section of this prospectus entitled “The Keystone Capital Transaction.” Keystone Capital has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the common stock.

As consideration for Keystone Capital’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, the Company issued to Keystone Capital 175,000 Commitment Shares.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five (5) trading days’ prior written notice to Keystone Capital. Neither the Company nor Keystone Capital may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by the parties.

We do not know what the purchase price for our common stock will be or whether there will occur an exception to the Exchange Cap and therefore cannot be certain as to the number of shares we might issue to Keystone Capital under the Purchase Agreement after the date of this prospectus. As of November 18, 2020, immediately prior to execution of the Purchase Agreement and issuance of the Commitment Shares to Keystone Capital, there were 14,218,100 shares of our common stock outstanding, of 11,781,331 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to an aggregate of $15,000,000 of our common stock to Keystone Capital, only 2,842,198 shares of our common stock are being registered for resale under this prospectus, which represents (i) the 175,000 Commitment Shares we issued to Keystone Capital upon execution of the Purchase Agreement and (ii) 2,667,198 shares of our common stock that we may issue and sell to Keystone Capital in the future under the Purchase Agreement in accordance with the Exchange Cap, if and when we elect to sell shares of our common stock to Keystone Capital under the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares of our common stock to Keystone Capital under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $15,000,000 total commitment available to us under the Purchase Agreement. If all of such 2,842,198 shares of our common stock offered hereby were issued and outstanding as of the date of this prospectus, such shares would represent approximately 16.7% of the total number of outstanding shares of common stock, and approximately 19% of the total number of outstanding shares of common stock held by non-affiliates, in each case as of the date of this prospectus. If we elect to issue and sell to Keystone Capital under the Purchase Agreement more than the 2,842,198 shares of our common stock being registered for resale by Keystone Capital under this prospectus (assuming we have the right to do so under Nasdaq rules), which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Keystone Capital is dependent upon the number of shares purchased by Keystone Capital under the Purchase Agreement.

Issuances of our common stock to Keystone Capital under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance of shares of our common stock to Keystone Capital under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of common stock to Keystone Capital under the Purchase Agreement. See “Risk Factors.”

THE OFFERING

Issuer	Adial Pharmaceuticals, Inc.

Common stock offered by the Selling Stockholder

This prospectus covers the resale of a total of up to 2,842,198 shares of our common stock, consisting of:

●     175,000 shares of common stock issued to Keystone Capital upon the execution of the Purchase Agreement as Commitment Shares; and

●     2,667,198 additional shares of common stock that we may sell to Keystone Capital pursuant to the Purchase Agreement from time to time after the registration statement that includes this prospectus is declared effective.

Offering price	The Selling Stockholder will sell the shares at prevailing market prices or privately negotiated prices.

Common stock outstanding immediately before this offering	14,393,100 shares

Common stock outstanding after this offering	17,060,298 shares(1)

Use of proceeds	The Selling Stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholder. However, we may receive proceeds of up to $15.0 million from the sale of our common stock to the Selling Stockholder under the Purchase Agreement described above. Any proceeds from the Selling Stockholder that we receive under the Purchase Agreement are expected to be used for strategic opportunities, increasing the staff and capabilities of the Company, working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information on page 8 of this prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our common stock.

NASDAQ Capital Markets symbols	Our common stock and the warrants issued in our initial public offering are listed on the NASDAQ Capital Market under the symbols “ADIL” and “ADILW”, respectively.

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 14,393,100 shares of common stock outstanding as of December 1, 2020, which includes the 175,000 Commitment Shares and excludes:

●	8,649,625 shares of common stock issuable as of the date hereof upon the exercise of common stock warrants outstanding at a weighted average exercise price of $4.60 per share;

●	2,668,866 shares of common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $2.48 per share; and

●	2,171,382 shares of common stock available for future issuance under the 2017 Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2019 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the Selling Stockholder at any time throughout the term of the Purchase Agreement. The actual number of shares that are sold to the Selling Stockholder may depend based on a number of factors, including the market price of the common stock during the sales period. Actual gross proceeds may be less than $15.0 million, which may impact our future liquidity. Because the price per share of each share sold to the Selling Stockholder will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. In connection with the Keystone Capital Transaction, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Keystone Capital. Similarly, Keystone Capital may sell such shares at different time and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to Keystone Capital at prices lower than the prices they paid.

The issuance of common stock to the Selling Stockholder may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholder could cause the price of our common stock to decline.

We are registering for resale by the Selling Stockholder up to 2,842,198 shares of common stock, consisting of 175,000 shares issued to the Selling Stockholder as Commitment Shares upon execution of the Purchase Agreement, and an additional 2,667,198 shares of common stock that we may issue and sell to the Selling Stockholder under the Purchase Agreement from time to time following Commencement. The number of shares of our common stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares issued to the Selling Stockholder pursuant to the Purchase Agreement from and after Commencement. Depending on a variety of factors, including market liquidity of our common stock, the issuance of shares to the Selling Stockholder may cause the trading price of our common stock to decline.

The Selling Stockholder is irrevocably bound to purchase up to 2,667,198 shares of our common stock being registered for resale herby and, following receipt by the Selling Stockholder of shares of our common stock issued to the Selling Stockholder under the Purchase Agreement, the Selling Stockholder may sell all, some or none of such shares. The sale of a substantial number of shares of our common stock by the Selling Stockholder in this offering, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Our cash requirements may vary from those now planned, depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we initiate and conduct additional clinical trials, and seek marketing approval for our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Amended and Restated Certificate of Incorporation, as amended, authorizes the issuance of 50,000,000 shares of our common stock and 5,000,000 shares of preferred stock. In certain circumstances, the common stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of preferred stock and common stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

Future sales of our common stock could cause the market price for our common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

The shares of common stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

 Because we will not declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock, if any, will provide a return to investors in this offering. See “Dividend Policy.”

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Keystone Capital, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, primarily for strategic opportunities, increasing the staff and capabilities of the Company, working capital and other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and impair the commercialization of our products and/or delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

THE KEYSTONE CAPITAL TRANSACTION

General

On November 18, 2020, we entered into the Purchase Agreement and the Registration Rights Agreement with Keystone Capital. Pursuant to the terms of the Purchase Agreement, Keystone Capital has agreed to purchase from us the lesser of (i) $15,000,000 in shares of our common stock and (ii) the number of shares of common stock equal to the Exchange Cap, subject to certain limitations and conditions set forth in the Purchase Agreement. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that may be issued to Keystone Capital under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to Keystone Capital under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the resale by Keystone Capital of the shares of our common stock that may be issued and sold to Keystone Capital under the Purchase Agreement. From and after Commencement, we will control the timing and amount of any sales of our common stock to Keystone Capital. Actual sales of shares of our common stock to Keystone Capital under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the common stock and determinations by us as to the appropriate sources of funding for our company and our operations.

The purchase price of the shares of our common stock that may be sold to Keystone Capital under the Purchase Agreement will be based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Specifically, the purchase price per share of the common stock that may be sold to Keystone Capital under the Purchase Agreement in any fixed purchase equals ninety percent (90%) of the arithmetic average of the closing sale prices for the Common Stock during the five (5) consecutive trading-day period ending on the fixed purchase date for the fixed purchase, so long as the common stock is listed on The Nasdaq Capital Market or any nationally recognized successor thereto (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Purchase Agreement). There is no upper limit on the price per share that Keystone Capital could be obligated to pay for the common stock under the Purchase Agreement.

We do not know what the purchase price for our common stock will be or whether there will occur an exception to the Exchange Cap and therefore cannot be certain as to the number of shares we might issue to Keystone Capital under the Purchase Agreement after the date of this prospectus. As of November 18, 2020, immediately prior to execution of the Purchase Agreement and issuance of the Commitment Shares to Keystone Capital, there were 14,218,100 shares of our common stock outstanding, of 11,781,331 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to an aggregate of $15,000,000 of our common stock to Keystone Capital, only 2,842,198 shares of our common stock are being registered for resale under this prospectus, which represents (i) the 175,000 Commitment Shares we issued to Keystone Capital upon execution of the Purchase Agreement and (ii) 2,667,198 shares of our common stock that we may issue and sell to Keystone Capital in the future under the Purchase Agreement in accordance with the Exchange Cap, if and when we elect to sell shares of our common stock to Keystone Capital under the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares of our common stock to Keystone Capital under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $15,000,000 total commitment available to us under the Purchase Agreement. If all of such 2,842,198 shares of our common stock offered hereby were issued and outstanding as of the date of this prospectus, such shares would represent approximately 16.7% of the total number of outstanding shares of common stock, and approximately 19% of the total number of outstanding shares of common stock held by non-affiliates, in each case as of the date of this prospectus. If we elect to issue and sell to Keystone Capital under the Purchase Agreement more than the 2,842,198 shares of our common stock being registered for resale by Keystone Capital under this prospectus (assuming we have the right to do so under Nasdaq rules), which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Keystone Capital is dependent upon the number of shares purchased by Keystone Capital under the Purchase Agreement.

Under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue more than 2,842,198 shares of our common stock (including the 175,000 Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (also referred to as the Exchange Cap), to Keystone Capital under the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of common stock to Keystone Capital under the Purchase Agreement equals or exceeds $1.8222, which represents the lower of (i) the Nasdaq official closing price immediately preceding the execution of the Purchase Agreement and (ii) the average of the five Nasdaq official closing prices for the common stock immediately preceding the execution of the Purchase Agreement, plus an incremental amount of $0.1122, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq. The Company has also limited the aggregate number of shares of common stock reserved for issuance under the Purchase Agreement to 15,000,000 shares without subsequent approval from our board of directors.

The Purchase Agreement also prohibits us from directing Keystone Capital to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Keystone Capital, would result in Keystone Capital and its affiliates exceeding the Beneficial Ownership Cap.

Issuances of our common stock to Keystone Capital under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance of shares of our common stock to Keystone Capital under the Purchase Agreement.

As consideration for Keystone Capital’s irrevocable commitment to purchase shares of common stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company issued to Keystone Capital 175,000 Commitment Shares.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Neither the Company nor Keystone Capital may assign or transfer its rights and obligations under the Purchase Agreement and no provision of the Purchase Agreement may be modified or waived by the parties.

Purchase of Shares under the Purchase Agreement

Under the Purchase Agreement, on any trading day selected by us on which the conditions described below for delivery of a Fixed Purchase Notice have been satisfied, which we refer to as the “purchase date,” we may direct Keystone Capital to purchase up to a fixed maximum amount of shares of our common stock calculated in accordance with the terms of the Purchase Agreement on such purchase date, which we refer to as a “Fixed Purchase.”

As stated above, the purchase price per share of the common stock that may be sold to Keystone Capital under the Purchase Agreement in a Fixed Purchase equals ninety percent (90%) of the arithmetic average of the closing sale prices for the common stock during the five (5) consecutive trading-day period ending on the purchase date for the Fixed Purchase, so long as the common stock is listed on The Nasdaq Capital Market or any nationally recognized successor thereto (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Purchase Agreement). In the event our common stock is no longer listed on The Nasdaq Capital Market or any nationally recognized successor thereto, but is then listed on an “Eligible Market” (as defined in the Purchase Agreement), the purchase price per share of the common stock that may be sold to Keystone Capital under the Purchase Agreement in a Fixed Purchase shall equal ninety percent (90%) of the arithmetic average of the closing sale prices for the common stock during the twenty (20) consecutive trading-day period ending on the purchase date for the Fixed Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Purchase Agreement). There is no upper limit on the price per share that Keystone Capital could be obligated to pay for the Common Stock under the Purchase Agreement. Notwithstanding the foregoing, Keystone Capital’s maximum commitment under any single Fixed Purchase will not exceed $500,000.

In addition to the conditions described elsewhere in this prospectus, we may direct Keystone Capital to purchase shares in a Fixed Purchase on any trading day, so long as (i) the applicable Fixed Purchase price per share for such Fixed Purchase, calculated as of the applicable purchase date for such Fixed Purchase, is not less than $1.00 (subject to adjustment as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring after the date of the Purchase Agreement), (ii) at least two (2) trading days have elapsed since the most recent prior Fixed Purchase notice was delivered to Keystone Capital and (iii) we have delivered and Keystone Capital has received all shares of common stock purchased in all prior Fixed Purchases in accordance with the terms of the Purchase Agreement.

Conditions to Commencement and for Delivery of Fixed Purchase Notices

The Company’s ability to deliver Fixed Purchase notices to Keystone Capital under the Purchase Agreement are subject to the satisfaction, both at the time of Commencement and at the time of delivery by the Company of any Fixed Purchase notice to Keystone Capital, of certain conditions, all of which are entirely outside of Keystone Capital’s control, including the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

●	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by the Company to Keystone Capital under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and Keystone Capital being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of common stock included in this prospectus (and included in any such additional prospectuses);

●	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by the Company to Keystone Capital under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the common stock for offering or sale in any jurisdiction;

●	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by the Company to Keystone Capital under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in light of the circumstances under which they were made) not misleading;

●	this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall have been filed with the SEC;

●	trading in the common stock shall not have been suspended by the SEC or the Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the common stock on the Nasdaq shall be terminated on a date certain (unless, prior to such date, the common stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the common stock, electronic trading or book-entry services by DTC with respect to the common stock;

●	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

●	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

●	all of the shares of common stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on the Nasdaq (or any Eligible Market as defined in the Purchase Agreement), subject only to notice of issuance;

●	no condition, occurrence, state of facts or event constituting a material adverse effect shall have occurred and be continuing;

●	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

●	the receipt by Keystone Capital of the opinions, bring-down opinions and negative assurances from outside counsel to the Company in the forms mutually agreed to by the Company and Keystone Capital prior to the date of the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month next following the 24-month anniversary of the effective date of the registration statement that includes this prospectus (which term may not be extended by the parties);

●	the date on which Keystone Capital shall have purchased an aggregate of $15,000,000 of shares of common stock pursuant to the Purchase Agreement;

●	the date on which the common stock shall have failed to be listed or quoted on the Nasdaq or any other Eligible Market; and

●	the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five (5) trading days’ prior written notice to Keystone Capital.

No Short-Selling or Hedging by Keystone Capital

Keystone Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that may be issued or sold by us to Keystone Capital under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold by us to Keystone Capital over a period of up to 24 months commencing on the date of this registration statement of which this prospectus is a part becomes effective. The resale by Keystone Capital of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Keystone Capital, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Keystone Capital all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Keystone Capital, after Keystone Capital has acquired the shares, Keystone Capital may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Keystone Capital by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Keystone Capital under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Keystone Capital may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Keystone Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Keystone Capital to purchase up to $15,000,000 of our common stock, subject to certain limitations. We have registered only a portion of the shares issuable under the Purchase Agreement and, therefore, we may seek to issue and sell to Keystone Capital under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the number of shares we direct Keystone Capital to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Keystone Capital from our sale of shares of common stock to Keystone Capital under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares Issued After Giving Effect to the Issuance to Keystone Capital (2)	Gross Proceeds from the Sale of Shares to Keystone Capital Under the Purchase Agreement
$1.00		2,667,198	15.6%	$2,667,198
$1.71	(3)	2,667,198	15.6%	$4,560,908
$2.00		2,667,198	15.6%	$5,334,396
$2.50		2,667,198	15.6%	$6,667,995
$3.00		2,667,198	15.6%	$8,001,594
$4.00		2,667,198	15.6%	$10,668,792
$5.00		2,667,198	15.6%	$13,335,990
$6.00		2,500,000	14.8%	$15,000,000

(1)	Although the Purchase Agreement provides that we may sell up to $15,000,000 of our common stock to Keystone Capital, we are only registering 2,842,198 shares under this prospectus (which includes the 175,000 shares of common stock we issued to Keystone Capital as Commitment Shares upon execution of the Purchase Agreement), which may or may not cover all of the shares we ultimately sell to Keystone Capital under the Purchase Agreement. We have reserved 15,000,000 shares of common stock for issuance under the Purchase Agreement; however, we will not issue more than an aggregate of 2,842,198 shares of our common stock unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of common stock to Keystone Capital under the Purchase Agreement equals or exceeds $1.8222. The number of registered shares to be issued as set forth in this column (A) gives effect to the Exchange Cap, (B) is without regard for the Beneficial Ownership Cap, and (C) does not include the 175,000 Commitment Shares already issued to Keystone Capital upon execution of the Purchase Agreement.

(2)	The denominator is based on 14,393,100 shares of our common stock outstanding as of November 18, 2020, which includes the 175,000 Commitment Shares, and the number of shares set forth in the adjacent column that we would have sold to Keystone Capital, assuming the average purchase price in the first column. The numerator is based on the number of shares of our common stock issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of our common stock on November 17, 2020.

USE OF PROCEEDS

This prospectus relates to shares of common stock that may be offered and sold from time to time by Keystone Capital. We will not receive any proceeds from the resale of shares of common stock by Keystone Capital.

We may receive up to $15,000,000 in gross proceeds if we issue to Keystone Capital shares issuable pursuant to the Purchase Agreement. We estimate that the net proceeds to us from the sale of our common stock to Keystone Capital pursuant to the Purchase Agreement would be up to $14,800,000 over an approximately 24-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Keystone Capital under the Purchase Agreement, and after other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

Any proceeds from the Selling Stockholder that we receive under the Purchase Agreement are currently expected to be used primarily for strategic opportunities, increasing the staff and capabilities of the Company, working capital and other general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. As we are unable to predict the timing or amount of potential issuances of all of the additional shares issuable purchase to the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such additional shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering. It is possible that no shares will be issued under the Purchase Agreement.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business rather than to pay cash dividends on our common stock. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Keystone Capital of any or all of the shares of common stock that may be issued by us to Keystone Capital under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “Keystone Capital Transaction” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with Keystone Capital on November 18, 2020 in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Keystone Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means Keystone Capital Partners, LLC.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of November 18, 2020. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 14,393,100 shares of our common stock outstanding on November 18, 2020. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each Fixed Purchase Date, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number(1)	Percent(2)	this Prospectus	Number(3)	Percent(2)(3)
Keystone Capital Partners, LLC(4)	175,000	*	2,842,198	0	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	This number represents the 175,000 shares of common stock we issued to Keystone Capital on November 18, 2020 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Keystone Capital may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Keystone Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Fixed Purchases of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to Keystone Capital to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Keystone Capital, would cause Keystone Capital’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of common stock are made at a price equal to or greater than $1.8222 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 14,393,100 shares of our common stock outstanding as of November 18, 2020, which includes the 175,000 Commitment Shares.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners, LLC’s principal business is that of a private investor. Ranz Group, LLC, a Delaware limited liability company, is the managing member of Keystone Capital Partners, LLC and the beneficial owner of 97% of the membership interests in Keystone Capital Partners, LLC. Fredric G. Zaino is the managing member of Ranz Group, LLC and has sole voting control and investment discretion over securities beneficially owned directly by Keystone Capital, LLC and indirectly by Ranz Group, LLC. We have been advised that none of Mr. Zaino, Ranz Group, LLC or Keystone Capital Partners, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC and indirectly by Ranz Group, LLC.

PLAN OF DISTRIBUTION

The 2,842,198 shares of common stock offered by this prospectus are being offered by the Selling Stockholder, Keystone Capital Partners, LLC. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Keystone Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Keystone Capital has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Keystone Capital has informed us that each such broker-dealer will receive commissions from Keystone Capital that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have issued to Keystone Capital 175,000 shares of our common stock as Commitment Shares.

We also have agreed to indemnify Keystone Capital and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Keystone Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Keystone Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $200,000.

Keystone Capital has represented to us that at no time prior to the date of the Purchase Agreement has Keystone Capital or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Keystone Capital has agreed that during the term of the Purchase Agreement, neither Keystone Capital, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Stockholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “ADIL.”

DESCRIPTION OF OUR SECURITIES

General

The following description of our capital stock and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Common stock outstanding. There are 14,393,100 shares of our common stock outstanding on the date hereof.

Voting rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock.

Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See “Dividend Policy.”

Rights upon liquidation. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

 Warrants

We have outstanding warrants to purchase 8,649,625 shares of common stock with exercise prices ranging from $0.0054 to $7.63 and expiration dates from July 31, 2023 to December 31, 2031.

On July 31, 2018, we consummated our IPO and issued an aggregate of 1,464,000 units, each unit consisting of one share of common stock, par value $0.001 per share, and one warrant to purchase one share of common stock, at a public offering price of $5.00 per unit, before underwriting discounts and expenses. We also issued 170,652 warrants not part of units pursuant the underwriter’s overallotment option. The warrants issued in the IPO are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $6.25 per share (based on the initial public offering price of $5.00 per unit) or 125% of public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. The warrants issued in the IPO are trading on The NASDAQ Capital Market under the symbol “ADILW.” The warrants were issued in registered form under a warrant agent agreement between VStock Transfer, LLC, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

The representative of the underwriters in the IPO were issued warrants to purchase up to a total of 58,560 shares of common stock (4% of the shares of common stock sold in this offering, excluding the over-allotment). The warrants are exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to $6.25 per share, or 125% of the public offering price per unit in the offering (based on the initial offering price of $5.00 per unit). The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

As of the date of this prospectus, 1,620,112 shares of common stock remain issuable upon the exercise of the warrants issued in the IPO, including representatives warrants.

On February 25, 2019, we closed a firm commitment underwritten public offering pursuant to which we issued and sold 2,845,000 shares of our common stock together with a number of warrants to purchase 2,133,750 shares of our common stock. The combined public offering price was $3.25 per share of common stock and accompanying warrant. The warrants are exercisable upon issuance at a price of $4.0625 per share of common stock, subject to adjustment in certain circumstances, and will expire on February 26, 2024. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, at our election, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional shares or round up to the next whole share. The warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume its obligations under the warrants. In addition, the holder of the warrant will be entitled to receive upon exercise of the warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the warrant immediately prior to such fundamental transaction. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

On June 11, 2020, the Company concluded a registered direct offering of 2,820,000 shares of common stock and in a concurrent private placement the sale of warrants to purchase 2,115,000 shares of common stock at an exercise price of $2.00 per share. The shares of common stock and accompanying warrants were sold directly to the buyers at a combined at-the-market price of $1.85 for a share and three quarters warrant. Gross proceeds of the offering, totaled $5,217,000, which after offering expenses, resulted in net proceeds of $4,657,215.

On May 15, 2020, the Company issued to a consultant, in consideration for services, warrants for the purchase of 72,000 shares of common stock, with an exercise price of $1.30 per share.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no present plans to issue any other shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal. To date, no preferred stock has been issued.

Stockholder Registration Rights

We entered into a Registration Rights Agreement with Keystone Capital for the shares of common stock that may be issued to Keystone Capital pursuant to the Purchase Agreement. See the “Keystone Capital Transaction.”

Anti-Takeover Effects of Delaware Law

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

●	our board of directors is divided into three classes, one class of which is elected each year by our stockholders with the directors in each class to serve for a three-year term;

●	the authorized number of directors can be changed only by resolution of our board of directors;

●	directors may be removed only by the affirmative vote of the holders of at least 60% of our voting stock, whether for cause or without cause;

●	our bylaws may be amended or repealed by our board of directors or by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of our stockholders;

●	stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Board Classification

Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. For more information on the classified board, see “Management—Board of Directors and Executive Officers.” The classification of our board of directors and the limitations on the ability of our stockholders to remove directors could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Special Meetings

Special meetings of the stockholders may be called at any time only by the board of directors, Chairman or our Chief Executive Officer, subject to the rights of the holders of any series of preferred stock.

Election and Removal of Directors

Directors are elected by a plurality of the votes of shares present in person or represented by proxy at a meeting and entitled to vote generally on the election of directors. Our stockholders may remove directors only with the vote of sixty percent (60%) of the stockholders, whether for cause or without cause. Our board of directors may appoint a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Amendments to Our Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. Any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least sixty-six and two-thirds (66 2/3%) of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Exclusive Forum Selection

Our certificate of incorporation provides that to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (3) any action asserting a claim against our company or any director, officer or employee of our company arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws, or (4) any action asserting a claim arising against our company or any director or officer or other employee of our company governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our certificate contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Listing

Our common stock is listed for trading on The NASDAQ Capital Market under the symbol “ADIL.” Our warrants issued in connection with our initial public offering in July 2018 are currently listed on The NASDAQ Capital Market under the symbol “ADILW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock offered in this offering is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus have been passed upon for us by Gracin & Marlow, LLP, New York, New York.

EXPERTS

The financial statements of Adial Pharmaceuticals, Inc. as of December 31, 2019 and 2018 and for each of the years in the two year period ended December 31, 2019 incorporated by reference in this Registration Statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, (such report includes an explanatory paragraph regarding our ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at https://ir.adialpharma.com/sec-filings. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37544):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 20, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 13, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 13, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 14, 2020;

●	Our Current Reports on Form 8-K filed with the SEC on February 6, 2020, March 6, 2020, May 20, 2020, May 27, 2020, June 8, 2020, June 10, 2020, June 11, 2020, June 12, 2020, July 21, 2020, July 31, 2020, August 6, 2020 (other than as indicated therein), August 25, 2020, September 2, 2020, September 18, 2020, September 22, 2020, September 22, 2020, September 28, 2020, September 30, 2020, October 1, 2020, October 21, 2020 (other than as indicated therein), November 3, 2020 (other than as indicated therein) and November 24, 2020; and

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Adial Pharmaceuticals, Inc.

1180 Seminole Trail, Suite 495

Charlottesville, VA 22901

Telephone (434) 422-9800

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://ir.adialpharma.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Delaware law. We also maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Up to 2,842,198 Shares of

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than any estimated underwriting discounts and commissions, in connection with the offering and sale of the shares of common stock being registered. The Selling Stockholder will pay any underwriting discounts, commissions and transfer taxes applicable to shares of common stock sold by it. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$614
Legal fees and expenses	20,000
Printing expenses	2,000
Accounting fees and expenses	5,000
Miscellaneous fees and expenses	2,386
Total	$30,000

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’\ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s certificate of incorporation and amended and restated bylaws, each of which will become effective immediately prior to the closing of this offering, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the Delaware General Corporation Law;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

●	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Except as otherwise disclosed under the heading “Legal Proceedings” in the “Business” section of this registration statement, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering. The recipients both had access, through their relationship with us, to information about us.

On June 29, 2017, we issued 18,868 Class B Units to one (1) investor in consideration of the investor’s investment of $20,000.

On July 1, 2017, we issued Tony Goodman an option to purchase 60,000 Class A Units at an exercise price of $1.06 per Unit in consideration of his services as a director. Simultaneous with his appointment as a director on July 1, 2017, Mr. Goodman purchased from us 9,434 Class B Units for an aggregate of $10,000 (or $1.06 per unit).

On July 1, 2017, we issued to nine (9) directors an option for each director to purchase 30,000 Class A Units (for an aggregate of 270,000 Class A Units) at an exercise price of $1.06 per unit, with the options vesting over three years, the first 1/6 th vesting 6 months after the grant date, then 1/36th vesting each month for the remaining 30 months. The options have a term of ten years.

On July 1, 2017, we granted to each of Mr. Stilley and Mr. Truluck an option to purchase 279,000 and 162,000 Class A Units, respectively, at an exercise price of $1.06 per unit, vesting as to 1/6th of the Class A Units on the six month anniversary of the date of the grant and the remaining Class A Units vesting as to 1/36th of the Class A Units over the remaining 30 months. The options have a term of ten years.

On July 26, 2017, we granted to each of Dr. Zastawny an option to purchase 186,000 Class A Units at an exercise price of $1.06 per unit, with these options vesting over three years, the first 1/6 th vesting after 6 months, then 1/36 th vesting each month for the remaining 30 months. The options have a term of ten years.

On August 1, 2017, we granted Larry Goldman options to purchase 40,000 Class A units at an exercise price of $1.06 per Unit in consideration of his services to the Company. The options vest over three years, the first 1/6th vest after 6 months, then 1/36th vest each month for the remaining 30 months. The options have a term of ten years.

On August 1, 2017, we issued 18,868 Class B Units to one investor in consideration for his investment of $20,000 (or $1.06 per unit).

On September 1, 2017, we granted a consultant an option to purchase 30,000 Class A Units at an exercise price of $1.06 per unit, with the option vesting over three years, the first 1/6th vesting four months after the grant date, then 1/36th vesting each month for the remaining 30 months. The option has a term of ten years.

On October 3, 2017, we converted from a Virginia limited liability company into a Virginia corporation, and on October 11, 2017 we thereafter reincorporated in Delaware by merging the Virginia corporation with and into Adial Pharmaceuticals, Inc., a wholly owned subsidiary of the Virginia corporation. We refer to this as the corporate conversion/reincorporation. As a result of the corporate conversion/reincorporation, all of the outstanding Class A and Class B Units and Profit Interest Units of ADial Pharmaceuticals, L.L.C were automatically converted into an aggregate of 3,268,005 shares of our common stock. The issuance of common stock to our members in the corporate conversion/reincorporation was exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9) thereof as the common stock was exchanged by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The issuance of common stock by Adial Pharmaceuticals, Inc was also exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On November 21, 2017, we issued to certain of our directors in consideration of our receipt of $100,000, a secured note in the principal amount of $115,00 together with a warrant with a cashless exercise feature exercisable to purchase shares of common stock equal to $115,000 divided by the initial offering price of our common stock in our initial public offering at an exercise price of equal to the price of common stock sold in our next financing of $250,000 or more.

On or about February 22, 2018 and March 1, 2018, we issued to certain of our directors, officers, and consultants senior secured notes in the principal amount of $510,000 (the “Senior Notes”), which are payable upon the earlier of August 1, 2018 or upon our consummation of our next debt or equity financing, including, without limitation, this offering and a change of control of us. In addition, upon the consummation by us of any debt or equity offering in the amount of $2,000,000 or more, the holders of the Senior Notes will be issued a number of units equal to 400% of the Senior Notes principal divided by the price per unit sold; and a warrants to purchase a number of units equal to 400% of the Senior Notes principal divided by the price per unit sold, with an exercise price equal to the price per unit sold in such offering.

On April 1, 2018, William B. Stilley, our CEO, Bankole Johnson, our Chairman at that time, and Joseph A. M. Truluck, our COO/CFO, were granted 197,673, 50,000, and 44,636 shares of common stock, respectively, such shares restricted from sale until March 31, 2021.

On June 3, 2018, we issued to one accredited institutional investor with which Joseph Gunnar & Co., LLC had a pre-existing relationship a senior secured note in the principal amount of $325,000 (the “June 2018 Senior Note”), which is payable on March 5, 2019 or upon an earlier event of default, including, without limitation, a change of control of us. The June 2018 Senior Note is convertible into shares of our common stock at a conversion price of $2.00 per share, subject to adjustment for certain dilutive issuances. The investor also received a warrant to purchase 300,000 shares of our common stock exercisable at $3.75 per share which will be exercisable for a term of five years. The warrant provides that in the event our next financing of $2,000,000 or more includes the issuance of more than one warrant with each share of common stock sold in such next financing, then, the number of shares of common stock issuable under the warrant will be equal to 300,000 multiplied by the number of warrants sold with the common stock in the next offering.

On July 31, 2018, upon the closing of our initial public offering, approximately $310,000 aggregate principal amount of convertible debt automatically converted into an aggregate of 700,854 units, comprised of 700,854 shares of common stock and warrants to purchase 700,854 shares of common stock. The issuance of the units was exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9), as the exchange was made by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On July 31, 2018, upon the closing of our initial public offering, we also issued 388,860 shares of common stock and warrants to purchase 444,608 shares of common stock to consultants and employees. The issuance of these securities was also exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction not involving a public offering.

On July 31, 2018, upon the closing of our initial public offering, we also issued 442,220 shares of common stock, warrants to purchase 497,330 shares of common stock, and warrants to purchase 480,600 units, each unit consisting of a share of common stock and a warrant to purchase a share of common stock debt holders. The issuance of these securities was also exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction not involving a public offering.

On November 12, 2018, we exchanged warrants to purchase 480,600 units having an exercise price of $5.00 per unit (each unit consisting of a share of common stock and a warrant to purchase a share of common stock at an exercise price of $6.25 per share) for two warrants, each warrant having an exercise price of $5.00, one warrant to purchase a share of common stock and a second warrant to purchase a warrant that is exercisable for a share of common stock at an exercise price of $6.25 per share. The issuance of the warrants was exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9), as the exchange was made by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On November 26, 2018, we issued 100,000 shares of common stock to a consultant in consideration of strategic management consulting services and investor relations services to be rendered to us.

On November 26, 2018, we issued 18,750 shares of common stock to a consultant in consideration of strategic management consulting services and investor relations services to be rendered to us.

On December 20, 2018, we issued 162,500 shares of our common stock following receipt on December 19, 2018 of a conversion notice from the holder of an outstanding convertible note in the principal amount of $325,000, thereupon retiring all outstanding debt instruments. The issuance of common stock was exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9) thereof as the common stock was exchanged by us with our existing security holder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On January 21, 2019, we exchanged a currently outstanding warrant to purchase 300,000 shares of common stock exercisable at a per share price of $3.75, with a cashless exercise feature, exercisable for a period of five years from its date of issuance for a new warrant to purchase 300,000 shares of common stock at an exercise price of $3.75, with a cashless exercise feature allowing for a maximum issuance of 125,000 shares of common stock upon a cashless exercise, exercisable until April 17, 2019. Subsequent to the exchange, the warrant holder partially exercised the warrant for a payment of $468,750, for issue of 125,000 shares of common stock. The warrant holder then exercised the remainder of the warrant via a cashless and was issued 125,000 shares of common stock, retiring the warrant. We issued the new warrant and the shares of common stock upon exercise of the new warrant in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act, as the issuance was made to an existing security holder, there was no additional consideration paid for the new warrant or the shares of common stock and no commission or other remuneration was paid.

On January 31, 2019, the Company issued 22,311 unregistered shares of common stock upon the full cashless exercise of a warrant to purchase 65,130 shares of common stock at an exercise price of $4.99 per share.

On February 4, 2019, we issued 1,083 shares following the exercise of 1,083 previous outstanding with an exercise price of $0.005 per share, or a total exercise price of $6.

On March 4, 2019, we issued 50,000 shares of common stock to a consultant in consideration of strategic management consulting services and investor relations services to be rendered to us.

On March 6, 2019, we issued 1,083 shares following the exercise of 1,083 previous outstanding options/warrants with an exercise price of $0.005 per share, or a total exercise price of $6.

On March 15, 2019, we issued 18,750 shares of common stock to a consultant in consideration of strategic management consulting services and investor relations services to be rendered to us.

On March 29, 2019, we issued 25,000 shares of common stock to a consultant at the market price of $3.43 per share.

On April 22, 2019, we issued 50,000 shares of common stock to an investor relations consultant at a cost of $1.66 per share, the market price on the day of the agreement under which these shares were issued.

On June 26, 2019, we issued 18,750 shares of common stock to an investor relations consultant at a cost of $3.80 per share, the market price on the day of the agreement under which these shares were issued.

During 2019, 61,005 unregistered shares of common stock were issued as a result of the exercise of warrants to purchase 61,005 shares of common stock at an exercise price of $0.005 per share for cash payments of $328.

On May 15, 2020, the Company issued to a consultant, in consideration for services, warrants for the purchase of 72,000 shares of common stock, with an exercise price of $1.30 per share.

On September 21, 2020, we entered into a securities purchase agreement with Bespoke Growth Partners, Inc. pursuant to which we sold to Bespoke 357,143 restricted shares of our common stock for an aggregate purchase price of $500,000.20. Bespoke’s principal is Mark H. Peikin, the Company’s Chief Strategy Officer.

On November 18, 2020, the Company issued 175,000 then-unregistered commitment shares to Keystone Capital Partners, LLC.

We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their employment or other relationship with us or through other access to information provided by us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and financial statement schedules.

(a)	The exhibits to the registration statement are set forth within the Exhibit Index below.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Organization of ADial Pharmaceuticals, L.L.C. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.2	Second Amended and Restated Operating Agreement of ADial Pharmaceuticals, L.L.C., dated as of February 3, 2014 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.3	Certificate of Incorporation of Adial Pharmaceuticals, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.4	Bylaws of Adial Pharmaceuticals, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.5	Articles of Incorporation of APL Conversion Corp., a Virginia Stock Corporation (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)

3.6	Bylaws of APL Conversion Corp. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.7	Articles of Entity Conversion of ADial Pharmaceuticals, L.L.C. filed with the Virginia Secretary of State (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.8	Terms and Conditions of the Plan of Entity Conversion ADial Pharmaceuticals, L.L.C. into APL Conversion Corp. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.9	Certificate of Merger of Foreign Corporation into Domestic Corporation filed with the Delaware Secretary of State (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.10	Articles of Merger of APL Conversion Corp. into Adial Pharmaceuticals, Inc. filed with the Virginia Secretary of State (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.11	Agreement and Plan of Merger and Reorganization of APL Conversion Corp., a Virginia Corporation and Adial Pharmaceuticals, Inc. a Delaware Corporation (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.12	First Amendment to the Second Amended and Restated Operating Agreement of ADial Pharmaceuticals, L.L.C., dated as of September 22, 2017 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on October 25, 2017)
4.1	Specimen common stock Certificate (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on October 25, 2017)
4.2	Form of Representative’s Warrant Agreement (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.3	Form of Warrant to Purchase Membership Units (2011 Offering) (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.4	Form of Warrant to Purchase Membership Units (2013 Offering) (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.5	Form of common stock Purchase Warrant by and between ADial Pharmaceuticals, LLC and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.6	Form of 2016 Convertible Promissory Note (2016 Offering) (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.7	Senior Secured Promissory Note dated as of May 1, 2017 by and between ADial Pharmaceuticals, LLC and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.8	Form of Membership Unit Award (Profits Interest) Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.9+	Option Agreement between ADial Pharmaceuticals, LLC and Tony Goodman, effective July 1, 2017 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.10+	Grant Incentive Plan (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.11+	Form of Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.12+	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)

4.13+	Form of ADial Pharmaceuticals, LLC Option Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.14	Amendment to Senior Secured Promissory Note dated as of October 23, 2017 by and between ADial Pharmaceuticals, L.L.C. as predecessor-in-interest to Adial Pharmaceuticals, Inc. and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on October 25, 2017)
4.15	Amendment No. 2 to Senior Secured Promissory Note dated as of November 21, 2017 by and between ADial Pharmaceuticals, L.L.C. as predecessor-in-interest to Adial Pharmaceuticals, Inc. and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
4.16	Form of Secured Promissory Note dated as of November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
4.17	Form of common stock Purchase Warrant dated November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
4.18	Form of Senior Secured Promissory Note dated March 1, 2018 by and between Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.19	Form of Security Agreement by and between Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.20	Form of common stock Purchase Warrant by and between Adial Pharmaceuticals, Inc. certain investors (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.21	Form of common stock Purchase Warrant by and among Adial Pharmaceuticals, Inc. and consultant (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.22	Warrant to purchase 300,000 shares of common stock issued June 6, 2018 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.23	Form of Warrant Agent Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.24	Form of Warrant (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.25	Note issued on June 6, 2018 in the principal amount of $325,000 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.26	Amendment No. 1 to 18% Senior Secured Promissory Note (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 6, 2018)
4.27	Form of Unit Warrant (Incorporated by reference to the Registrant’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on September 10, 2018)
4.28	Form of Exchange Agreement, dated November 12, 2018 (Incorporated by reference to the Registrant’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
4.29	Form of $5.00 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to the Registrant’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
Form of $6.25 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to the Registrant’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
4.31	Form of Warrant (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-38323 filed with the Securities and Exchange Commission on February 26, 2019)
4.32	Form of Warrant Agency Agreement dated February 25, 2019 between Adial Pharmaceuticals, Inc. and VStock Transfer, LLC (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-38323 filed with the Securities and Exchange Commission on February 26, 2019)

4.33	Description of Securities (Incorporated by reference to the Registrant’s Form 10-K, File No. 001-38323 filed with the Securities and Exchange Commission on March 20, 2020)
4.34	Form of common stock Purchase Warrant (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-38323 filed with the Securities and Exchange Commission on June 12, 2020)
4.35+	Amendment No. 2 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 21, 2020).
5.1*	Opinion of Gracin & Marlow, LLP
10.1	License Agreement between the University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C. effective January 21, 2011 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.2	Amendment #1 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, LLC effective October 21, 2013 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.3	Amendment #2 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, LLC effective May 18, 2016 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.4	Amendment #3 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, LLC effective March 27, 2017 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.5+	Executive Employment Agreement with William B. Stilley, III dated December 6, 2010 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.6+	Salary Forbearance Agreement with William B. Stilley, III dated August 17, 2016 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.7+	Consulting Agreement with Joseph Truluck dated April 25, 2016 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.8	Termination Agreement with Cato Holding Company dated March 14, 2016 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.9	Securities Purchase Agreement dated as of May 1, 2017 by and between ADial Pharmaceuticals, LLC and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.10	Security Agreement dated May 1, 2017 by and between ADial Pharmaceuticals, LLC and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.11	Settlement Agreement and Release of Claims entered into as of January 25, 2016 by and between Bankole Johnson and ADial Pharmaceuticals, LLC (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.12	Promissory Note issued to ADial Pharmaceuticals, L.L.C. by Bankole A. Johnson in the principal amount of $35,000, dated November 24, 2016 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.13	Form of Subscription Agreement to the Offering of Class B Units (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.14+	Consulting Agreement between ADial Pharmaceuticals, LLC and Crescendo Communications, LLC Agreed to and approved June 30, 2017 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.15+	Form of Employment Agreement to be entered into with William B. Stilley, III (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.16+	Employment Agreement to be entered into with Joseph A. M. Truluck (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)

10.17	Indemnification Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.18	Sublease Agreement with Inspyr Therapeutics, Inc. dated August 16, 2017 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.19	Amendment #4 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, LLC effective August 15, 2017 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.20	Form of Securities Purchase Agreement dated as of November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
10.21	Form of Security Agreement dated November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
10.22	Amendment #5 to License Agreement between University of Virginia Patent Foundation and Adial Pharmaceuticals, Inc., dated as of December 14, 2017 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.23	Form of Securities Purchase Agreement by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.24	Backstop Commitment Agreement between Adial Pharmaceuticals, Inc. and MVA 151 Investors LLC dated February 22, 2018 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.25	Medical Translation Services Agreement by and between Adial Pharmaceuticals, Inc. and Medico-Trans Company, LLC dated January 29, 2018 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.26+	Amendment to Consulting Agreement with Joseph Truluck dated December 1, 2017 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.27+	Performance Bonus Plan Cancellation (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.28	Settlement Agreement dated as of February 22, 2018 by and between ADial Pharmaceuticals, Inc. and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.29	Securities Purchase Agreement dated June 6, 2018 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
10.30	Security Agreement dated June 6, 2018 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
10.31	Form of Unit Warrant (Incorporated by reference to the Registrant’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on September 10, 2018)
10.32	Form of Exchange Agreement, dated November 12, 2018 (Incorporated by reference to the Registrant’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
10.33	Form of $5.00 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to the Registrant’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
10.34	Form of $6.25 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to the Registrant’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
10.35	Amendment No. 6 to License Agreement between the Company, University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group dated as of December 18, 2018 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 19, 2018)
10.36+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and William Stilley, dated as of March 11, 2019 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on March 14, 2019)
10.37+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck, dated as of March 11, 2019 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on March 14, 2019)

10.38+	Consulting Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole Johnson, dated March 24, 2019 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on March 26, 2019)
10.39	Master Services Agreement and related statement of work, dated July 5, 2019, by and between Adial Pharmaceuticals, Inc. and Psychological Education Publishing Company (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on July 8, 2019)
10.40	Amendment No. 1 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan (Incorporated by reference to the Registrant’s Form S-8, File No. 000-38323 filed with the Securities and Exchange Commission on September 13, 2019)
10.41	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (Incorporated by reference to the Registrant’s Form S-8, File No. 000-38323 filed with the Securities and Exchange Commission on September 13, 2019)
10.42	Amendment to Statement of Work under Master Services Agreement dated December 12, 2019, by and between Adial Pharmaceuticals, Inc. and Psychological Education Publishing Company (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 16, 2019)
10.43	Guaranty, dated December 12, 2019, executed by Dr. Bankole Johnson (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 16, 2019)
10.44	Pledge and Security Agreement, dated December 12, 2019 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 16, 2019)
10.45	Lock-Up Agreement, dated December 12, 2019 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 16, 2019)
10.46	Amendment 7 to License Agreement by and between the University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group and Adial Pharmaceuticals, Inc. (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 31, 2019)
10.47+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck dated March 3, 2020 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on March 6, 2020)
10.47	Placement Agency Agreement, dated June 9, 2020, by and among Adial Pharmaceuticals, Inc. and Maxim Group LLC and Joseph Gunnar & Co., LLC (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on June 10, 2020)
10.48	Form of Securities Purchase Agreement, dated as of June 9, 2020, by and among Adial Pharmaceuticals, Inc. and the Investors (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on June 10, 2020)
10.49	Lock-Up Agreement Extension and Right of First Refusal dated August 19, 2020 to Lock-Up Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2020).
10.50	Common Stock Purchase Agreement, dated as of November 18, 2020, by and between Adial Pharmaceuticals, Inc. and Keystone Capital Partners, LLC (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on November 23, 2020)
10.51	Registration Rights Agreement, dated as of November 18, 2020, by and between Adial Pharmaceuticals, Inc. and Keystone Capital Partners, LLC (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on November 23, 2020)
21.1	List of Subsidiaries (Incorporated by reference to the Registrant’s Annual Report on Form 10-K, File No. 000-38323 filed with the Securities and Exchange Commission on February 19, 2019)
23.1*	Consent of Friedman LLP
23.2*	Consent of Gracin & Marlow, LLP (See Exhibit 5.1 above)
24.1	Power of Attorney (included on signature page hereto)

*	Filed herewith

+	Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

(9)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlottesville, State of Virginia, on the 4th day of December, 2020.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ William B. Stilley
Name:	William B. Stilley
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Stilley and Joseph Truluck, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William B. Stilley	Chief Executive Officer and President
William B. Stilley	(Principal Executive Officer)	December 4, 2020

/s/ Joseph M. Truluck	Chief Operating Officer and Chief Financial Officer
Joseph M. Truluck	(Principal Financial and Accounting Officer)	December 4, 2020

/s/ J. Kermit Anderson	Member of the Board of Directors
J. Kermit Anderson		December 4, 2020

/s/ Roberson H. Gilliland	Member of the Board of Directors
Robertson H. Gilliland		December 4, 2020

/s/ Tony Goodman	Member of the Board of Directors
Tony Goodman		December 4, 2020

/s/ James W. Newman	Member of the Board of Directors
James W. Newman, Jr.		December 4, 2020

/s/ Kevin Schuyler	Member of the Board of Directors
Kevin Schuyler, CFA		December 4, 2020

/s/ Jack W. Reich	Member of the Board of Directors
Jack W. Reich		December 4, 2020